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                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Medwave, Inc. (the "Company") for the quarterly period ended December 31, 2003, as filed with the Securities and Exchange Commission on February 17, 2004 (the "Report"), the undersigned, in the capacities and dates listed below, hereby certifies that:

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
        (1)    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

        (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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This Certification is provided solely pursuant to 18 U.S.C. Section 1350, and
Item 601(b)(32) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and shall not be deemed part of the Report or "filed" for any purpose whatsoever, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.




Date:   February 17, 2004


                                      By:  /s/ Timothy J. O'Malley
                                          -------------------------
                                           Timothy J. O'Malley
                                           President and Chief Executive Officer
                                           (Principal Executive Officer and
                                           Principal Financial Officer)